As filed with the Securities and Exchange Commission on May 7, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

W.W. Grainger, Inc.
(Exact name of registrant as specified in its charter)
Illinois	36-1150280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045
(847) 535-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nancy L. Berardinelli-Krantz
Senior Vice President and Chief Legal Officer
W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045
(847) 535-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kimberly J. Pustulka
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
W.W. GRAINGER, INC.
Debt Securities

We may offer and sell from time to time our debt securities in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer.
Each time that debt securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add to or update information contained in this prospectus. You should read this prospectus and the supplement carefully before you invest.
The debt securities may be offered and sold to or through one or more underwriters, dealers, or agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.
Investing in our securities involves risks. You should carefully read the risk factors described under the heading “Risk Factors” contained in this prospectus on page 3 and any applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus or any prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 7, 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). By using an automatic shelf registration statement, we may, at any time and from time to time, sell debt securities under this prospectus in one or more offerings in an unlimited amount.
This prospectus provides you with a general description of the debt securities that we may offer. Each time that debt securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. To understand the terms of our debt securities, you should carefully read both this document and the applicable prospectus supplement or supplements. Together, they provide the specific terms of the debt securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” for information on our company and our business, properties, financial condition, results of operations, and prospects.
You should rely only on the information contained or incorporated by reference in this prospectus, or any accompanying prospectus supplement or free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell debt securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement or free writing prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations, and prospects may have changed since those dates.
The exhibits to our registration statement contain the full text of certain agreements and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the debt securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

ABOUT THE REGISTRANT
W.W. Grainger, Inc., incorporated in the State of Illinois in 1928, is a broad line, distributor of maintenance, repair and operating products and services with operations primarily in North America and Japan.
Our principal executive offices are located at 100 Grainger Parkway, Lake Forest, Illinois 60045, and our telephone number is (847) 535-1000. We maintain a website at www.grainger.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute part of this prospectus.
Unless the context otherwise requires, references in this prospectus to “Grainger,” “we,” “us” and “our” refer to W.W. Grainger, Inc. and its subsidiaries, except where the context makes it clear that the reference is only to W.W. Grainger, Inc. itself and not its subsidiaries.
RISK FACTORS
Investing in our debt securities involves risks. Such risks represent those risks and uncertainties that we believe are material to our business, financial condition, and results of operations. You should carefully read the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which have been or will be incorporated by reference into this prospectus. You should also refer to the other information in this prospectus and the applicable prospectus supplement, including our financial statements and the related notes incorporated by reference in this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition, and the occurrence of any of such risks might cause you to lose all or part of your investment.
Some statements in this prospectus and in the documents incorporated by reference in this prospectus constitute forward-looking statements. Please refer to the section captioned “Cautionary Statement Regarding Forward-Looking Statements.” Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein include certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical in nature but concern forecasts of future results, business plans, analyses, prospects, strategies, objectives and other matters may be deemed to be “forward-looking statements” under the federal securities laws. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions.
We cannot guarantee that any forward-looking statement will be realized and achievement of future results is subject to risks and uncertainties, many of which are beyond our control, which could cause our results to differ materially from those that are presented.
Important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements include, without limitation: inflation, higher product costs or other expenses, including operational and administrative expenses; a major loss of customers; loss or disruption of sources of supply; changes in customer or product mix; increased competitive pricing pressures; changes in third-party practices regarding digital advertising; failure to enter into or sustain contractual arrangements on a satisfactory basis with group purchasing organizations; failure to develop, manage or implement new technology initiatives or business strategies, including with respect to our eCommerce platforms and artificial intelligence; failure to adequately protect intellectual property or successfully defend against infringement claims; fluctuations or declines in our gross profit margin; our responses to market pressures; the outcome of pending and future litigation or governmental or regulatory proceedings, including with respect to wage and hour, anti-bribery and corruption, environmental, regulations related to advertising, marketing and the internet, consumer protection, pricing (including disaster or emergency declaration pricing statutes), product liability, compliance or safety, trade and export compliance, general commercial disputes, or privacy and cybersecurity matters; investigations, inquiries, audits and changes in laws and regulations; failure to comply with laws, regulations and standards, including new or stricter environmental laws or regulations; government contract matters, including new or revised provisions relating to contract compliance or performance; the impact of any government shutdown; disruption or breaches of information technology or data security systems involving us or third parties on which we depend; general industry, economic, market or political conditions; general global economic conditions including existing, new, or increased tariffs, trade issues and changes in trade policies, inflation, and interest rates; currency exchange rate fluctuations; market volatility, including price and trading volume volatility or price declines of our common stock; an incident that adversely impacts our reputation or brand; commodity price volatility; facilities disruptions or shutdowns; higher fuel costs or disruptions in transportation services; effects of outbreaks of pandemic disease or viral contagions, global conflicts, natural or human induced disasters, extreme weather, and other catastrophes or conditions; effects of climate change; failure to execute on our corporate responsibility efforts; competition for, or failure to attract, retain, train, motivate and develop executives and key team members; loss of key members of management or key team members; loss of operational flexibility and potential for work stoppages or slowdowns if team members unionize or join a collective bargaining arrangement; changes in effective tax rates; changes in credit ratings or outlook; our incurrence of indebtedness or failure to comply with restrictions and obligations under our debt agreements and instruments and other factors identified under the heading “Risk Factors” contained in this prospectus beginning on page 3 and any applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus or any prospectus supplement.
The preceding list is not intended to be an exhaustive list of all of the factors that could impact the Company’s forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on our forward-looking statements, and we undertake no obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION
Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and all amendments to reports filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, are filed with the SEC. Such reports and other information filed with the SEC are available free of charge as soon as reasonably practicable after these materials are electronically filed with, or furnished to, the SEC on our investor relations website, invest.grainger.com. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We do not incorporate the information on or accessible through any website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, any website as part of this prospectus or any prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any prospectus supplement). Our investor relations website, the SEC’s website address and the DTC (as defined below) website address are included in this prospectus as inactive textual references only.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than information in such documents that is “furnished” under applicable SEC rules rather than “filed”):
•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026;

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information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 10, 2026;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 7, 2026; and

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our Current Report on Form 8-K, filed with the SEC on May 1, 2026.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the debt securities shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents (other than information in such documents that is “furnished” under applicable SEC rules rather than “filed”).
Upon request, we will provide without charge to each person, including any beneficial owner to whom a copy of this prospectus has been delivered, a copy of any or all information incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of this information by writing or telephoning us at our principal executive offices: W.W. Grainger, Inc., 100 Grainger Parkway, Lake Forest, Illinois 60045, Attention: Corporate Secretary, Telephone Number (847) 535-1000.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered debt securities for working capital and other general corporate purposes, which may include the repayment of our indebtedness outstanding from time to time or repurchases of our common stock, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or applied to repay short-term debt prior to their stated use.
DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms that will apply to any debt securities that we may offer under this prospectus. At the time that we offer debt securities, we will describe in the prospectus supplement that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.
The debt securities are to be issued under an indenture, dated as of June 11, 2015 (as amended and supplemented, the “Indenture”), by and between W.W. Grainger, Inc. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “trustee”). A copy of the Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The following is a summary of the material terms and provisions of the Indenture and the related debt securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. Capitalized terms used but not defined in this section have the respective meanings set forth in the Indenture. In this “Description of our Debt Securities,” “Grainger,” “we,” “us” and “our” refer solely to W.W. Grainger, Inc. (and any successor, as permitted by the Indenture) and not any of its subsidiaries.
General
The Indenture provides that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series. The debt securities will be our senior unsecured obligations and will rank equally with our other senior unsecured indebtedness from time to time outstanding.
Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:
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the title of the debt securities;

•
the purchase price of the debt securities;

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any limit on the aggregate principal amount of the debt securities of a particular series;

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whether any of the debt securities are to be issuable in whole or in part in global form and, if so, the depositary for such global debt securities, and the terms and conditions, if any, upon which such global debt securities may be exchanged in whole or in part for other individual securities in definitive registered form;

•
if the debt securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or forms and terms of such certificates, documents or conditions;

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the date or dates on which the principal of the debt securities is payable;

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the rate or rates at which the debt securities will bear interest, if any, or the manner of calculation of such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
the date or dates from which such interest will accrue, the payment dates on which interest, if any, on the debt securities will be payable and the record dates, if any;

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our obligation, if any, to redeem the debt securities pursuant to any sinking fund or analogous provisions, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such debt securities will be redeemed, in whole or in part, pursuant to such obligation;

•
the place or places, subject to the terms of the Indenture, where: the principal of, and any premium and interest on, the debt securities will be payable; where the debt securities may be surrendered for registration of transfer or exchange; where notices and demands to or upon us with respect to the debt securities of such series and the Indenture may be served; and where notices to holders of the debt securities will be published;

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the period or periods within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part at our option or the option of the holder of debt securities;

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the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

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the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

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the person who will be the security registrar for the debt securities, if other than the trustee, and the person who will be the initial paying agent for the debt securities, if other than the trustee;

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any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities; and

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any other terms of the debt securities, including any additional events of default or covenants.

Except as specifically described in this prospectus and in the applicable prospectus supplement with respect to any series of debt securities, the Indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of Grainger in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.
We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement any special U.S. federal income tax considerations that may apply to debt securities issued at such an original issue discount. Special U.S. tax considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement.
Certain Covenants
Limitation on Liens
The Indenture provides that we will not, and we will not permit any Restricted Subsidiary to, create, incur, issue, assume, or guarantee any Debt secured by a Lien on any Principal Property or on any shares of stock or Debt of any Restricted Subsidiary owned or held by us or another Restricted Subsidiary unless:
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we provide that the debt securities will be secured by such Lien equally and ratably with such other Debt; or

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the sum of:

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the aggregate principal amount of all such secured Debt then outstanding; plus

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all Attributable Debt of us and our Restricted Subsidiaries in respect of Sale and Lease-Back Transactions existing at such time (other than transactions permitted under “— Limitations on Sale and Lease-Back Transactions”);

does not exceed an amount equal to 20% of our Consolidated Net Tangible Assets.
This limitation will not apply to any Debt secured by:
(a)
any Lien existing on the date of the Indenture;

(b)
any Lien in our favor or in favor of any Restricted Subsidiary;

(c)
any Lien existing on any property or assets of, or on any shares of stock or Debt of, any entity at the time such entity becomes a Restricted Subsidiary or at the time such entity is merged or consolidated with or into us or a Restricted Subsidiary, as long as such Lien does not attach to any other property or assets of, or any shares of stock or Debt of, us or any Restricted Subsidiary;

(d)
any Lien on any property or assets or shares of stock or Debt which exists at the time of the acquisition thereof;

(e)
any Lien on any property or assets or shares of stock or Debt securing the payment of the purchase price or construction cost thereof (including improvements) or securing any Debt incurred or assumed for the purpose of financing the purchase price or construction cost thereof if such Lien attaches concurrently with or within 180 days after the acquisition or construction thereof (provided the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property or assets or shares of stock or Debt, does not exceed the purchase price of such property or assets or shares of stock or Debt or the cost of such improvement);

(f)
any Lien incurred in connection with pollution control or industrial revenue bonds, or any similar financing; or

(g)
any extension, renewal, substitution, or replacement, in whole or in part, of any of the Liens described above or the Debt secured thereby, if the principal amount of the Debt secured thereby is not increased and is secured by the same property or assets or shares of stock or Debt that secured the Lien immediately prior to such extension, renewal, substitution, or replacement.

Limitations on Sale and Lease-Back Transactions
The Indenture provides that we will not, and we will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction.
Such limitation will not apply to any Sale and Lease-Back Transaction if:
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the Attributable Debt of us and our Restricted Subsidiaries in respect of such transaction and all other Sale and Lease-Back Transactions existing at such time (other than those permitted by second bullet, below) plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered in subdivisions (a) through (g) under “— Limitation on Liens”) without equally and ratably securing the debt securities, would not exceed 20% of our Consolidated Net Tangible Assets; or

•
within 180 days after the effective date of any such Sale and Lease-Back Transaction, we apply an amount equal to the greater of (i) the net proceeds of the transaction and (ii) the fair market value of the Principal Property so sold and leased back to the retirement of Funded Debt, other than Funded Debt we were otherwise obligated to repay within such 180-day period.

Definitions
“Attributable Debt” means as to any particular lease under which either us or any Restricted Subsidiary is at the time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations (as described in the Indenture) of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (a) the weighted-average interest rate of the outstanding debt securities, such average being weighted by the principal amount of the outstanding debt securities of each series and (b) the interest rate inherent in such lease (as determined in good faith by us), in each case to be compounded semi-annually.
“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (a) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on our most recent consolidated balance sheet and determined in accordance with generally accepted accounting principles.
“Debt” means any loans, notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
“Funded Debt” means all Debt (i) having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the obligor and (ii) ranking at least equally with the debt securities.
“Lien” means any mortgage, pledge, security interest or other lien or encumbrance.
“Principal Property” means, as of any date, any building, structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing, production or distribution, in each case located in the U.S., and owned or leased or to be owned or leased by us or any Restricted Subsidiary, and in each case the net book value of which as of such date exceeds 2% of our Consolidated Net Tangible Assets as shown on the audited consolidated balance sheet contained in the latest annual report to our stockholders, other than any such land, building, structure or other facility or portion thereof which, in the opinion of our board of directors, is not of material importance to the business conducted by us and our subsidiaries, considered as one enterprise.
“Restricted Subsidiary” means any subsidiary of ours which owns or leases a Principal Property.
“Sale and Lease-Back Transactions” means any arrangement with any person providing for the leasing by us or a Restricted Subsidiary of any Principal Property that we or such Restricted Subsidiary have sold or transferred or are about to sell or transfer to such person. However, the definition does not include temporary leases for a term (including renewals) of not more than three years or transactions between us and a Restricted Subsidiary.
Merger, Consolidation and Sale of Assets
The Indenture provides that we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any other corporation, in each case organized and existing under the laws of the U.S. or any U.S. state, provided that the corporation (if other than us) formed by or resulting from any such consolidation or merger, or which shall have received such assets from us, shall expressly assume payment of the principal of (and premium, if any), any interest on and any additional amounts payable with respect to, the debt securities and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.
Events of Default, Waiver and Notice
An event of default with respect to any series of the debt securities is defined in the Indenture as being:
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default in payment of any interest on, or any additional amounts payable in respect of, the debt securities of that series which remains uncured for a period of 30 days;

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default in payment of all or any part of the principal of, or premium, if any, on the debt securities of that series when due, either at stated maturity, upon redemption, by declaration of acceleration or otherwise, or in the deposit of any sinking fund payment when due;

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default in the performance or breach of any other covenant or agreement in the Indenture in respect of the debt securities of such series, which remains unremedied for a period of 60 days after written notice;

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the taking of certain actions by us or a court relating to our bankruptcy, insolvency, or reorganization; and

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any other event of default provided in the Indenture with respect to debt securities of that series.

The Indenture requires the trustee to give the holders of the debt securities notice of a default known to it within 90 days, unless the default is cured or waived. However, the Indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of the debt securities (except in payment of the principal of, or interest on, or any additional amounts with respect to, the debt securities, or in the payment of any sinking fund installment with respect to the debt securities) if the trustee in good faith determines that it is in the interest of the holders of the debt securities of such series to do so.
The Indenture also provides that if an event of default (other than an event of default relating to our bankruptcy, insolvency or reorganization) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the entire principal amount of all the debt securities of that series and the interest accrued thereon to be due and payable immediately.
Upon certain conditions, such declarations may be annulled and past defaults may be waived (other than an event of default relating to our bankruptcy, insolvency or reorganization) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).
If an event of default under the Indenture relating to our bankruptcy, insolvency, or reorganization shall have occurred and is continuing, then the principal amount of all the outstanding debt securities will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not (i) be in conflict with any rule of law or the Indenture; (ii) involve the trustee in personal liability; or (iii) be unduly prejudicial to the holders not taking part in such direction. The trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction.
If an event of default occurs and is continuing, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above) bring such judicial proceedings as the trustee shall deem necessary to protect and enforce the rights of the holders of the debt securities.
The Indenture provides that no holder of the debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or trustee or for any other remedy thereunder unless:
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such holder has previously given the trustee written notice of a continuing event of default;

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default and have offered the trustee indemnity satisfactory to the trustee against the costs, expenses, and liabilities to be incurred in complying with such request; and

•
for 60 days after receipt of such notice, request, and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if such action would disturb or prejudice the rights of other holders.
However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. We are required to furnish to the trustee under the Indenture annually a statement as to performance or fulfillment of our obligations under the Indenture and as to any default in such performance or fulfillment.

Modification, Amendment and Waiver
Together with the trustee, we may, when authorized by our board of directors, modify the Indenture without the consent of the holders of the debt securities for limited purposes, including, but not limited to, adding to our covenants or events of default, curing ambiguities, or correcting any defective provisions or making any other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the rights of the holders of the debt securities of any series in any material respect.
The Indenture provides that we and the trustee may modify and amend the Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:
•
change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

•
reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

•
impair the right to enforce any payment on or after the stated maturity or redemption date;

•
change the place or currency of any payment of principal or interest on any debt security;

•
reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture;

•
reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority;

•
modify the provisions in the Indenture relating to adding provisions or changing or eliminating provisions of the Indenture or modifying rights of holders of debt securities to waive defaults under the Indenture; or

•
adversely affect the right to repayment of the debt securities at the option of the holders.

Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under the Indenture.
Satisfaction and Discharge
We may be discharged from our obligations under the Indenture when all of the debt securities not previously delivered to the trustee for cancellation have either matured or will mature or be redeemed within one year and we deposit with the trustee enough cash or U.S. government obligations to pay all the principal, interest, and any premium due to the stated maturity date or redemption date of such debt securities.
Governing Law
The Indenture and the debt securities issued thereunder will be governed by, and will be construed in accordance with, the laws of the State of New York. The Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended.
The Trustee
U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, is the trustee under the Indenture.
Book-Entry Securities
Unless otherwise indicated in the prospectus supplement, the Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of such debt securities under the Indenture.
Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the Indenture.
Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Principal and interest payments, if any, and redemption proceeds, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest payments and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
In any case where we have made a tender offer for the purchase of any debt securities, a Beneficial Owner must give notice through a Participant to a tender agent to elect to have its debt securities purchased or tendered. The Beneficial Owner must deliver debt securities by causing the Direct Participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s DTC account.
If at any time DTC or any successor depository for the debt securities of any series notifies us that it is unwilling or unable to continue as the depository for the debt securities of such series, or if at any time DTC or such successor depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, we will be obligated to appoint another depository for the debt securities of such series. If another depository is not appointed by us within 90 days after we receive such notice, definitive certificates will be issued in exchange for the Global Note representing the debt securities of that series.
We may at any time in our sole discretion determine that the debt securities of any series shall no longer be represented by the Global Note, in which case definitive certificates will be issued in exchange for the Global Note representing the debt securities of that series.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION
We may offer and sell the debt securities that may be offered and sold pursuant to this prospectus to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the applicable prospectus supplement a description of the specific plan of distribution of the debt securities that may be offered and sold pursuant to this prospectus.
EXPERTS
The consolidated financial statements of W.W. Grainger, Inc. and Subsidiaries appearing in W.W. Grainger, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of W.W. Grainger, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and W.W. Grainger, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 are, and audited financial statements and W.W. Grainger, Inc. management’s assessment of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the debt securities offered by this prospectus will be passed upon by Jones Day on behalf of Grainger.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the debt securities being registered hereby.
Amount to be Paid
SEC Registration fee
Printing	(1)
Legal fees and expenses	*
Trustee’s fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
TOTAL	*

(1)
Applicable SEC registration fees have been deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act and are not presently determinable.

*
These fees and expenses are calculated based on the debt securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Officers and Directors.
(a)   Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) and, in the case of proceedings other than derivative actions, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In derivative actions, indemnification is limited to expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no such indemnification is permitted where the person has been adjudged liable to the corporation, except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee has been successful in defending any such action or claim, issue or matter therein, such person is entitled to indemnification for expenses actually and reasonably incurred if such person met the applicable standard of conduct. Section 8.75 of the IBCA provides that the indemnification and advancement of expenses authorized thereunder are not exclusive of any other rights to which persons seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The statute authorizes a corporation to purchase and maintain insurance on behalf of any director, officer, employee, or agent against any liability asserted against or incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Section 8.75 of the IBCA.
(b)   Grainger’s Bylaws provide that Grainger shall indemnify the directors and officers of Grainger under the circumstances described in the preceding paragraph, subject, except in the case of defense expenses, to a finding by Grainger’s Board of Directors, a designated committee thereof, its shareholders or, under certain circumstances, independent legal counsel that the applicable standard of conduct has been met.
(c)   Grainger has entered into Indemnification Agreements with each of its directors and certain of its officers providing that Grainger shall indemnify the directors and officers under the circumstances described in paragraph (a) above, subject, except in the case of defense expenses, to a finding by any appropriate person or body consisting of a member or members of Grainger’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular claim for which the director or officer is seeking indemnification or independent legal counsel that the applicable standard of conduct has been met.
(d)   Under an insurance policy maintained by Grainger, the directors and officers of Grainger are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the liabilities that might be imposed as a result of claims, actions, suits, or proceedings that may be brought against them by reason of being or having been such directors or officers.
Item 16.   Exhibits.
EXHIBIT INDEX
1.1*	Underwriting Agreement relating to debt securities issued by the registrant.
4.1	Restated Articles of Incorporation of W.W. Grainger, Inc., as Amended, incorporated by reference to Exhibit 3.1 to W.W. Grainger, Inc.’s Quarterly Report on Form 10-Q dated May 7, 2026.
4.2	By-laws of W.W. Grainger, Inc., incorporated by reference to Exhibit 3.2 to W.W. Grainger, Inc.’s Annual Report on Form 10-K dated February 19, 2026.
4.3	Indenture, dated as of June 11, 2015, between W.W. Grainger, Inc. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.1 to W.W. Grainger, Inc.’s Current Report on Form 8-K dated June 11, 2015.
4.4	First Supplemental Indenture, dated as of June 11, 2015, between W.W. Grainger, Inc. and U.S. Bank National Association, as trustee, and Form of 4.60% Senior Notes due 2045, incorporated by reference to Exhibit 4.2 to W.W. Grainger, Inc.’s Current Report on Form 8-K dated June 11, 2015.
4.5	Second Supplemental Indenture, dated as of May 16, 2016, between W.W. Grainger, Inc. and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.1 to W.W. Grainger, Inc.’s Current Report on Form 8-K dated May 16, 2016.
4.6	Third Supplemental Indenture, dated as of May 22, 2017, between W.W. Grainger, Inc. and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.1 to W.W. Grainger, Inc.’s Current Report on Form 8-K dated May 22, 2017.
4.7	Form of 3.75% Senior Notes due 2046 (included in Exhibit 4.5), incorporated by reference to Exhibit 4.1 to W.W. Grainger, Inc.’s Current Report on Form 8-K dated May 16, 2016.
4.8	Form of 4.20% Senior Notes due 2047 (included in Exhibit 4.6), incorporated by reference to Exhibit 4.1 to W.W. Grainger, Inc.’s Current Report on Form 8-K dated May 22, 2017.
4.9	Fifth Supplemental Indenture, dated as of September 12, 2024, by and between W.W. Grainger, Inc. and U.S. Bank Trust Company, National Association, as Trustee (including Form of Note), incorporated by reference to Exhibit 4.1 to W.W. Grainger, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.
4.10*	Form of Debt Securities.
5.1**	Opinion of Jones Day.
23.1**	Consent of Ernst & Young LLP.
23.2**	Consent of Jones Day (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page attached hereto).
25.1**	Statement of Eligibility on Form T-l under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association.
107**	Filing Fee Table.

*
To be filed, if necessary, by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

**
Filed herewith.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for purposes of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for purposes of determining any liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)   That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on May 7, 2026.
W.W. Grainger, Inc.
By:
/s/ D.G. Macpherson

Name:
D.G. Macpherson

Title:
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of D.G. Macpherson, Deidra C. Merriwether and Laurie R. Thomson such person’s true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ D.G. Macpherson D.G. Macpherson	Chairman of the Board and Chief Executive Officer, Director (Principal Executive Officer)	May 7, 2026
/s/ Deidra C. Merriwether Deidra C. Merriwether	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2026
/s/ Laurie R. Thomson Laurie R. Thomson	Vice President and Controller (Principal Accounting Officer)	May 7, 2026
/s/ Rodney C. Adkins Rodney C. Adkins	Director	May 7, 2026
/s/ George S. Davis George S. Davis	Director	May 7, 2026
/s/ Katherine D. Jaspon Katherine D. Jaspon	Director	May 7, 2026

Signature	Title	Date
/s/ Christopher J. Klein Christopher J. Klein	Director	May 7, 2026
/s/ Cindy J. Miller Cindy J. Miller	Director	May 7, 2026
/s/ Neil S. Novich Neil S. Novich	Director	May 7, 2026
/s/ Beatriz R. Perez Beatriz R. Perez	Director	May 7, 2026
/s/ E. Scott Santi E. Scott Santi	Director	May 7, 2026
/s/ Susan Slavik Williams Susan Slavik Williams	Director	May 7, 2026
/s/ Lucas E. Watson Lucas E. Watson	Director	May 7, 2026
/s/ Steven A. White Steven A. White	Director	May 7, 2026